Exhibit 10.6

Indemnification Agreement dated [●]	1/13

Indemnification Agreement

hereinafter: the “Agreement”

dated	[●]

between	Amrize Ltd
Grafenauweg 8
6300 Zug
Switzerland
hereinafter: “Company”

and	[name]
[address]

hereinafter: “Covered Person” the Company and the Covered Person each a Party and together the “Parties”

concerning	Indemnification and Advancement of Legal Fees

Indemnification Agreement dated [●]	2/13

Recitals

A)
The Covered Person has been elected as a member of the board of directors (a “Director”) or appointed as a member of the executive management (an “Officer”) of the Company. For the avoidance of doubt, for purposes of this Agreement, the functions and activities or omissions of the Covered Person as a member of a committee of the board of directors shall also be deemed functions, activities or omissions of such Covered Person as a Director.

B)	The Company’s shares are listed on the New York Stock Exchange (“NYSE”) in the United States of America as well as on the SIX Swiss Exchange (“SIX”) in Switzerland.

C)	The Covered Person is exposed to litigation risks arising from claims that may be brought against him or her in connection with his or her function as a Director or Officer.

D)
The version of the articles of association of the Company as is in effect at the time of the listing of the Company’s shares on the NYSE and the SIX (the “Articles of Association”) provide that the Company may within the bounds of the law, indemnify Directors and Officers for any prejudice suffered through administrative or judicial proceedings, or settlements, in connection with their services for the Company, or provide advances on such amounts, or purchase insurance.

E)
It is reasonable, prudent and necessary for the Company, in due consideration of the risks related to its activity and its position as a NYSE and SIX listed company, to enter into this Agreement to contractually indemnify persons serving as Directors or Officers to the fullest extent permitted by the Articles of Association and the applicable law so that they will serve, or continue to serve, in such capacity free from undue concern that they will not be so indemnified.

Now therefore, the Parties hereto agree as follows:

1 Construction

a.	Unless a contrary indication appears, any reference in this Agreement to:

(i)	a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust or agency (in each case, whether or not having separate legal personality);

(ii)	“including” means including without limitation.

(iii)	“Change of Control” means the occurrence of any one of the following:

(aa)
any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “ beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 33⅓% or more of the Voting Stock (as defined below) of the Company;

Indemnification Agreement dated [●]	3/13

(bb)
the majority of the board of directors consists of individuals other than Incumbent Directors, which term means the members of the board of directors on the effective date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(cc)	the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(dd)
all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(ee)
the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

For the purpose of this definition of  “Change of Control” only, (I) an “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) “Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2 Indemnification

a.
In connection with any threatened, pending or completed claim, action, suit, proceeding or arbitration, whether civil, criminal, administrative, investigative, appellate, arbitral, or other, including appeals and petitions therefrom, and whether formal or informal, to which he or she was, is or is threatened to be made a party, or in which he or she was, is or is threatened to be otherwise involved, whether conducted by the Company or any other party, except for one initiated by the Covered Person, to enforce the Covered Person’s rights under this Agreement (a “Proceeding”) (irrespective of whether such Proceeding has been brought by or in the right of the Company or otherwise) involving the Covered Person, the Company shall, subject to the limitations contained in this Agreement, to the fullest extent permissible by applicable laws, as the same now exist or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), indemnify, defend and hold harmless the Covered Person if:

(i)
he or she was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a Director or an Officer or by reason of any actual or alleged actions, consents or omissions in or about the execution of his or her duties or alleged duties in such capacity; or

Indemnification Agreement dated [●]	4/13

(ii)
he or she was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a member of the board of directors (or equivalent corporate body) or management of a direct or indirect subsidiary of the Company (an “Affiliate”) or by reason of any actual or alleged actions, consents or omissions in or about the execution of his or her duties or alleged duties in such capacity; or

(iii)
he or she is a party or is threatened to be made a party to any Proceeding by reason of the fact that, while serving as Director or Officer, he or she is or was serving, at the request of the Company, as a director, member of the executive committee (or equivalent corporate body), an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (an “Other Enterprise”) or by reason of any actual or alleged actions, consents or omissions in or about the execution of his or her duties or alleged duties in such capacity;

against any expenses, including reasonable attorneys’ fees, court and administrative fees, related taxes and obligations of any nature whatsoever actually and reasonably incurred by him or her in any Proceeding, including judgments, damages, other liability or claims, and amounts paid in connection with a settlement actually and reasonably incurred by the Covered Person in connection with such Proceeding (the “Expenses”), subject to Section 6.

b.
Successful Defense/Mandatory Indemnification. To the extent that any Covered Person has been successful on the merits or otherwise in defense of any Proceeding referred to in this Section 2 or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against all Expenses incurred in connection therewith irrespective of any prior determination. For purposes of this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), the Covered Person shall be considered for the purposes hereof to have been wholly successful with respect thereto unless (i) such disposition is adverse to the Covered Person, (ii) there is an adjudication that the Covered Person was liable to the Company, (iii) there is a plea of guilty or nolo contendere by the Covered Person, (iv) there is an adjudication that the Covered Person committed fraud or an intentional or grossly negligent breach of his or her duties as Director or an Officer under applicable law, in which case, such Covered Person shall not be considered for the purposes hereof to have been wholly successful with respect thereto.

Indemnification Agreement dated [●]	5/13

c.
Partial Indemnification. If the Covered Person is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses incurred by such Covered Person or on such Covered Person’s behalf in connection with any Proceeding, or in defense of any claim, issue or matter therein, and any appeal therefrom, but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Covered Person for the portion of such Expenses to which such Covered Person is entitled. Any necessary determination regarding allocation or apportionment of Expenses between successful and unsuccessful claims, issues or matters shall be made by the person, persons or entity empowered or selected under Section 6 to determine whether such Covered Person is entitled to indemnification.

d.
Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement to the contrary, to the extent that a Covered Person is, by reason of such Covered Person’s corporate status with respect to the Company, Affiliates or Other Enterprises, a witness or otherwise participates in any Proceeding at a time when such Covered Person is not a party in the Proceeding, the Company shall indemnify such Covered Person against all expenses actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection therewith.

3 No Indemnification

a.
Section 2 above shall not apply, and any advanced Expenses shall be reimbursed by the Covered Person to the Company, if a competent court, governmental or administrative authority holds the Covered Person to be liable and concludes in a final judgment or decree not subject to appeal, that the relevant actions or omissions giving rise to the Proceeding constitute fraud or an intentional or grossly negligent breach of the duties of the Covered Person under applicable law.

4 Advancement of Expenses

a.
Notwithstanding any provision of this Agreement to the contrary, and subject to Section 6, the Company shall advance to the Covered Person or pay directly, at the Company’s sole discretion, any Expenses actually and reasonably incurred by the Covered Person in connection with any Proceeding for which indemnification is allowable under this Agreement within thirty (30) calendar days after the receipt by the Company of (i) a statement by such Covered Person requesting such advance from time to time, whether prior to or after final disposition of any Proceeding, which shall be accompanied by such non-privileged information as is available to the Covered Person and reasonably necessary to document such Expenses and (ii) an undertaking by or on behalf of the Covered Person to repay such amount only if, and to the extent that, it shall ultimately be determined in accordance with this Agreement that he or she is not entitled to be indemnified by the Company under this Agreement. Advances shall be unsecured and interest-free.

Indemnification Agreement dated [●]	6/13

b.
Notwithstanding the foregoing, the obligation of the Company to advance expenses pursuant to this Section 4 or otherwise, shall be subject to the condition that, if, when and to the extent that the Company determines that such Covered Person would not be permitted to be indemnified under applicable law, the Company shall be reimbursed promptly after such determination, by such Covered Person (who hereby agrees to reimburse the Company) for such amounts previously paid by the Company pursuant to this Section 4; provided, however, that if such Covered Person has commenced or thereafter commences a proceeding pursuant to Section 6 to secure a determination that the Covered Person should be indemnified under applicable law, any determination made by the Company that such Covered Person would not be permitted to be indemnified under applicable law shall not be binding and such Covered Person shall not be required to reimburse the Company for any advance of expenses until a determination is made by a court of competent jurisdiction with respect thereto (as to which any rights of appeal therefrom have been exhausted or lapsed).

5 Non-Exclusivity

a.
This Agreement shall supplement the rights the Covered Person may have under the Company’s Articles of Association, applicable law, employment or other agreements with the Company or otherwise; provided, however, that if a discrepancy exists between the rights to indemnification or advancement of expenses provided for in an agreement between the Covered Person and the Company and this Agreement, the latter shall prevail.

6 Indemnification Procedure

a.
Notice.  Promptly after receipt by the Covered Person of notice of the commencement of any Proceeding, the Covered Person shall, if a claim in respect thereof is to be made against the Company under this Agreement, as promptly as practicable, notify the Company (i.e. Chief Legal Officer (or, if the Covered Person is the Chief Legal Officer, the chairman of the board of directors) in writing, which also includes email, of the existence of such a Proceeding and of such request for indemnification under this Agreement, giving, as reasonably available at the time of such notice, reasonable details relating to the Proceeding, including the person(s) making (or threatening to make) the respective Proceeding, the circumstances leading to such a Proceeding, the cause of action for the Proceeding and the possible costs associated with the Proceeding; provided, however, that the failure to promptly notify the Company of the commencement of the Proceeding, or such Covered Person’s request for indemnification, will not relieve the Company from any liability that it may have to such Covered Person hereunder, except to the extent the Company is actually prejudiced in its defense of such Proceeding as a result of such failure.

b.	Determinations.

(i)
Any indemnification under this Agreement, other than advance payments (unless ordered by a court), shall be made by the Company only as authorized in the specific case upon a determination by the Company that indemnification of the Covered Person is not excluded pursuant to Section 3. Any such determination shall be made, with respect to a Covered Person, on the basis of a presumption that the Covered Person is entitled to such indemnification:

(aa)	by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum; or

Indemnification Agreement dated [●]	7/13

(bb)	by a committee of Directors designated by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum; or

(cc)
if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion;

provided, however, that following a Change of Control of the Company, any determinations, whether arising out of acts, omissions or events occurring prior to or after the Change of Control of the Company, shall be made by independent legal counsel. Such independent legal counsel shall determine as promptly as practicable whether and to what extent such Covered Person would be permitted to be indemnified under applicable law and shall render a written opinion to the Company and to the Covered Person to such effect.

(ii)
The Covered Person shall cooperate with the persons making such determination, including by providing the Company and its professional advisers information and access to documents and records as the Company may reasonably request, except where such access would result in a loss of privilege or would be adverse to the Covered Person’s interests or where the Covered Person is prevented by law from providing such access. In this regard, the Company shall be entitled to require the Covered Person to take such actions and give such information and assistance, in order to avoid, mitigate, settle or defend the Proceeding as the Company may reasonably request. The Covered Person shall take all reasonable actions to mitigate any potential loss which may incur because of a Proceeding.

(iii)
The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to the Covered Person for purposes of determining the right to indemnification under this Agreement.

(iv)
The determination whether to grant such Covered Person’s indemnification request shall be made promptly and in any event within sixty (60) calendar days following receipt of a request for indemnification pursuant to Section 6(a). The Covered Person shall cooperate with the persons making such indemnification determination, including providing upon reasonable advance request any information requested by the Company pursuant to Section 6(a) (the Company shall bear, and agrees to indemnify or reimburse the Covered Person for, any costs or expenses, including reasonable attorneys’ fees and disbursements, incurred by the Covered Person in such cooperation). If the determination is made to grant such Covered Person’s indemnification request, payment to the Covered Person shall be made within 15 (fifteen) calendar days after such determination. If the determination is made not to grant such Covered Person’s indemnification request, the Company shall give, or cause to be given to, the Covered Person written notice thereof specifying the reasons therefor, including any determination of fact or conclusion of law relied upon in reaching such determination.

Indemnification Agreement dated [●]	8/13

c.	Enforcement.

(i)
If the Company denies the Covered Person’s request for indemnification or advancement of expenses hereunder, in whole or in part, or fails to respond to such request within the time periods prescribed, the Covered Person shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the state of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the party who made such determination or any aspect thereof.  The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 6(c) shall be in addition to any other remedies available to the Covered Person at law or in equity.

(ii)
It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses under Section 4 hereof where the required undertaking, if any, has been received by the Company) that such Covered Person has not met the standard of conduct set forth in Section 2 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Company. Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of such Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in Section 2 hereof, nor the fact that there has been an actual determination by the Company (including its board of directors or independent legal counsel) that such Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such Covered Person has or has not met the applicable standard of conduct.

(iii)
In the event that the Covered Person, pursuant to this Agreement, seeks to enforce his rights under, or to recover damages for breach of, this Agreement, the Covered Person shall be entitled to recover from the Company, and shall be indemnified, defended and held harmless by the Company against, any and all expenses actually and reasonably incurred by him or her in such proceeding; provided, however, that if the court of competent jurisdiction confirms the decision that the Covered Person is not entitled to recover from the Company, then the expenses incurred by the Covered Person in connection with such proceeding shall be borne by the Covered Person. If it shall be determined in such proceeding that the Covered Person is entitled to receive part but not all of the indemnification or advance of expenses sought, the expenses incurred by the Covered Person in connection with such proceeding shall be appropriately prorated by the court of competent jurisdiction.

Indemnification Agreement dated [●]	9/13

d.	Defense and Company Participation.

(i)
In the event the Company shall be obligated to pay the Expenses of a Covered Person with respect to a Proceeding as provided in this Agreement or otherwise, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to such Covered Person, upon the delivery to such Covered Person of written notice of its election to do so.

(ii)	If the Company assumed the defense of a Proceeding, the Company shall not be liable for any other attorney’s fees subsequently incurred by the Covered Person in connection with the Proceeding unless:

(aa)	the Covered Person’s engagement of its own legal counsel has been authorized in writing (including e-mail) by the Company;

(bb)	the Company has failed to timely engage reputable legal counsel;

(cc)
the legal counsel whom the Company has engaged reasonably determined that his/her representation of the Covered Person would present him/her with a conflict of interest and the Company has not provided an alternative; or

(dd)
after a Change of Control of the Company, the employment of counsel by such Covered Person has been approved by independent legal counsel, then the fees and expenses of such Covered Person’s counsel shall be at the expense of the Company, except as otherwise provided by this Agreement;

provided, however, that (1) the Company shall not be entitled, without the consent of such Covered Person, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or such Covered Person shall have reasonably made the conclusion provided for in clause (ii)(cc) of the proviso in the immediately preceding sentence and (2) the Covered Person shall have the right to employ such Covered Person’s own counsel in such Proceeding at such Covered Person’s expense.

(iii)
Irrespective of which party to this agreement participates in a Proceeding, both the Company and such Covered Person, to the extent permitted by applicable law, undertake to cooperate and to provide each other with all information reasonably necessary in order to defend any claims against such Covered Person.

e.	Settlement.

(i)
The Company shall be entitled to settle any Proceeding at its sole discretion and without the Covered Person’s prior written consent, except where the terms of the settlement would impose any costs, expense, loss liability, damage, penalty or limitation on the Covered Person, in which case, the Company may settle such Proceeding only if the Company obtains the Covered Person’s prior written consent, which the Covered Person shall not unreasonably delay or withhold. In all cases, the Company shall not settle any Proceeding before notifying the Covered Person of its intention and consulting with the Covered Person as to the terms of the proposed settlement.

Indemnification Agreement dated [●]	10/13

(ii)
The Company shall not be liable to indemnify the Covered Person under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably delayed or withheld; provided, however, that if a Change of Control of the Company has occurred (other than a Change in Control of the Company approved by a majority of the directors on the board of directors who were directors immediately prior to such Change of Control of the Company), the Company shall be liable for indemnification of the Covered Person for amounts paid in settlement if independent legal counsel has approved the settlement.

(iii)	The Covered Person and the Company shall take all actions as may be necessary or advisable to effect such a settlement.

f.
Notwithstanding the foregoing, the Covered Person and the Company shall take all actions as may be required to comply with the terms of any policy of a directors’ and officers’ liability insurance pursuant to Section 7.

7 Liability Insurance

a.
To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Covered Person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage in place for any Director or Officer, subject to applicable stock exchange or SEC regulations.

b.
If, at the time the Company receives notice from any source of a Proceeding to which the Covered Person is a party or a participant (as a witness or otherwise), the Company has directors’ and officers’ liability insurance in effect, the Company shall give notice of such proceeding to the insurers in accordance with (the procedures set forth in) the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Covered Person, all amounts payable because of such Proceeding in accordance with the terms of such policies.

c.
The Company shall indemnify, defend and hold harmless the Covered Person for expenses incurred by such Covered Person in connection with any action brought by such Covered Person for recovery under any insurance policy referred to in this Section 7, but only in the event that the Covered Person ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be, and shall advance to the Covered Person any expenses actually and reasonably incurred by the Covered Person in connection with such action.

Indemnification Agreement dated [●]	11/13

8 Subrogation

a.
In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including but not limited to the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

9 No Duplication of Payments

a.
The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding made against the Covered Person to the extent the Covered Person has otherwise actually received payment (under an insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

10   Effect of Termination of Service

a.	The indemnification provided by this Agreement shall, subject to the terms and conditions of this Agreement, continue for the Covered Person after he or she has ceased to be a Director of Officer.

11   Binding Effect

a.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and the successors, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, heirs, executors and administrators of the Covered Person. This Agreement shall continue in effect, subject to the terms and conditions of this Agreement, regardless of whether the Covered Person continues to serve as a Director or Officer of the Company or as a director of officer of any other legal entity at the request of the board of directors of the Company.

b.	The obligations of the Company under this Agreement are subject to applicable laws and the Articles of Association.

12   Amendments

a.
This Agreement may only be modified or amended by a document signed (including electronic signatures) by all Parties. Any provision contained in this Agreement may only be waived by a document signed (including electronic signature) by the Party waiving such provision.

Indemnification Agreement dated [●]	12/13

13   Severability

a.
If any part or provision of this Agreement or the application of any such part or provision to any person or circumstance shall be held to be invalid, illegal or unenforceable on any respect by any competent arbitral tribunal, court, governmental or administrative authority, (a) such invalidity, illegality or unenforceability shall not affect any other part or provision of this Agreement or the application of such part or provision to any other person or circumstances, and (b) the Parties shall endeavor to negotiate a substitute provision that best reflects the economic intentions of the Parties without being invalid, illegal or unenforceable, and shall execute all agreements and documents required in this connection.

14   Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws; provided that no indemnification or advancement of expenses provided for herein shall extend beyond what is permitted under Swiss law and further provided that no provision of this Agreement shall be upheld or be enforceable to the extent it constitutes, or its performance would constitute, a violation of directors’ duties under Swiss law.

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[Signatures on next page]

Indemnification Agreement dated [●]	13/13

So agreed as of the date stated on the cover page of this Agreement

Amrize Ltd

Name: [●] Title: [●]	Name: [●] Title: [●]

[Name of the Covered Person]

Title: [●]